Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 31, 2013, by and between ROANOKE GAS COMPANY, a Virginia corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 30, 2012, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1.(a) and 1.1.(b) are hereby deleted in their entirety, and the following substituted therefor:

“(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including March 31, 2014, not to exceed at any time the aggregate principal amount of Seven Million Dollars ($7,000,000.00) or such lesser amount as shall from time to time be available (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of March 31, 2013 (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above and as reduced from time to time in accordance with the terms of the Line of Credit Note”.

2. Section 1.2.(a) and 1.2.(b) are hereby deleted in their entirety, and the following substituted therefor:

“(a) Term Loan Renewal. Bank has made a loan to Borrower in the original principal amount of Fifteen Million Dollars

($15,000,000.00) (“Term Loan”), on which the outstanding principal balance as of March 22, 2013 is $15,000,000.00. Borrower’s obligation to repay the Term Loan is evidenced by a promissory note dated as of March 30, 2012 (“Prior Term Note”). Subject to the terms and conditions of this Agreement, Bank hereby confirms that the Term Loan remains in full force and effect.

(b) Replacement Note; Repayment. The Term Loan shall be repaid in accordance with the provisions of a promissory note dated as of March 31, 2013 (“Term Note”), the terms of which shall be incorporated herein by reference, and which shall be given as a replacement for, and not in satisfaction of, the Prior Term Note.”

3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

ROANOKE GAS COMPANY		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John S. D’Ozario	By:	/s/ Arnold W. Adkins
Printed Name:	John S. D’Ozario		Arnold W. Adkins, Jr., Senior Vice President
Printed Title:	President and CEO

By:	/s/ Dale P. Lee
Printed Name:	Dale P. Lee
Printed Title:	Secretary